EXHIBIT 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
Medic Computer Systems, Inc. on Form S-8 (File No.     ) of our report dated
February 2, 1996, on our audits of the consolidated financial statements and financial statement schedules of Medic Computer Systems, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Company's Annual Report to Shareholders and incorporated into the Company's 1995 Annual Report on Form 10-K.

/S/   COOPERS & LYBRAND LLP

Raleigh, North Carolina
October 31, 1996

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